EXHIBIT 99.3


NEWS RELEASE



           APA OPTICS, INC. SELLS ITS OPTICS MANUFACTURING OPERATIONS
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     Minneapolis,  MN,  April 14, 2004.  APA Optics, Inc. (Blaine, MN) announced today that it sold certain assets related to its discontinued Optics manufacturing segment to PNE, Inc. dba IRD, of Litchfield, MN, for an
undisclosed  amount  of  cash.   PNE will be subleasing a small portion of APA's
Blaine facility for up to one year to conduct Optics manufacturing with the purchased assets.

     APA Optics, Inc. (Nasdaq:APAT) is a publicly traded company. APA designs, develops, manufactures and markets advanced products for fiber optic communications, including dense wavelength division multiplexing (DWDM)
components and Gallium Nitride compound semiconductor-based ultraviolet detectors, instruments and consumer products. Additional information about APA is available at www.apaoptics.com.
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     Forward-looking  statements  contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business. Certain important factors could have a material impact on the Company's performance, including, without limitation, delays in or increased costs of production, delays in or lower than anticipated sales of the Company's new products, the Company's ability to sell such products at a profitable price, the Company's ability to fund operations, and other factors discussed from time to time in the Company's filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on forward-looking statements. The Company undertakes no obligation to update such statements to reflect actual events.


APA Optics, Inc. Contact Information:
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Anil Jain
Chief Executive Officer
info@apaoptics.com
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763-784-4995



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